Exhibit 99.1

Tenet Reports Results for the Second Quarter Ended June 30, 2018

•
Tenet reported net income from continuing operations available to Tenet common shareholders of $24 million or $0.23 per diluted share in the second quarter of 2018 compared to a net loss of $56 million or $0.56 per diluted share in the second quarter of 2017. After adjusting for certain items, which totaled $27 million or $0.26 per share in the second quarter of 2018, Tenet reported Adjusted diluted earnings per share from continuing operations of $0.49 in the second quarter of 2018 compared to an Adjusted diluted loss per share of $0.17 in the second quarter of 2017.

•
Adjusted EBITDA was $634 million in the second quarter of 2018 compared to $570 million in the second quarter of 2017. Adjusted EBITDA in the second quarter of 2018 consisted of $345 million in the Hospital segment, $198 million in the Ambulatory segment and $91 million in the Conifer segment.

•
Net cash provided by operating activities was $461 million in the first half of 2018, an increase of $60 million when compared to $401 million in the first half of 2017. Free Cash Flow was $193 million, an increase of $140 million when compared to $53 million in the first half of 2017. Adjusted Free Cash Flow was $259 million, a $142 million increase when compared to $117 million in the first half of 2017.

•
Hospital segment same-hospital net patient revenue grew 3.2 percent. Admissions decreased 2.3 percent, adjusted admissions decreased 0.2 percent, and revenue per adjusted admission increased 3.5 percent.

•
Ambulatory Care segment same-facility system-wide revenue grew 6.9 percent, with cases up 4.3 percent and revenue per case up 2.4 percent. Surgical revenue grew 6.6 percent, with cases up 3.4 percent and revenue per surgical case up 3.1 percent.

•	Conifer segment revenues decreased 3.5 percent primarily due to divestitures by Tenet and other customers.

•
2018 Outlook includes an increase in net income from continuing operations available to Tenet common shareholders to $115 million to $186 million, Adjusted EBITDA is unchanged at $2.550 billion to $2.650 billion, an increase in diluted earnings per share from continuing operations to $1.11 to $1.79 and an increase in Adjusted diluted earnings per share from continuing operations to $1.54 to $1.88.

DALLAS – August 6, 2018 – Tenet Healthcare Corporation (NYSE: THC) reported net income from continuing operations available to Tenet common shareholders of $24 million in the second quarter of 2018 compared to a $56 million net loss from continuing operations in the second quarter of 2017. Adjusted EBITDA was $634 million in the second quarter of 2018 compared to $570 million in the second quarter of 2017.

“We are becoming a more agile and decisive organization and are pleased with our strong financial results for the third quarter in a row,” said Ronald A. Rittenmeyer, Executive Chairman and CEO.  “We have demonstrated our ability to appropriately minimize costs, which will be an ongoing fundamental part of how we do business.  Our top priorities remain strengthening our portfolio, delivering more consistent organic growth and taking additional steps to enhance our margins and free cash flow.”

Hospital Operations and Other Segment

Net operating revenues in the Hospital Operations and other segment were $3.733 billion, down 8.6 percent from the second quarter of 2017, primarily due to hospital divestitures and the wind-down of our health plan business.

On a same-hospital basis, net patient revenues after implicit price concessions were $3.432 billion, up 3.2 percent from the second quarter of 2017. Adjusted admissions were down 0.2 percent in the second quarter of 2018 and would have been up approximately 1.1 percent on a same-hospital basis excluding service line closures and declines in Detroit and Chicago. The Company’s decision to discontinue certain services at selected hospitals lowered same-hospital adjusted admissions by approximately 40 basis points in the second quarter of 2018. In addition, volume declines in Chicago (which the Company is divesting) and Detroit lowered same-hospital adjusted admissions by approximately 90 basis points. Revenue per adjusted admission increased 3.5 percent on a same-hospital basis. Same-hospital revenue included $63 million from the California Provider Fee Program in the second quarter of 2018 compared to no revenue in the second quarter of 2017 since the 2017 program was not approved until December 2017; excluding timing differences related to the California Provider Fee, same-hospital revenue per adjusted admission increased 1.6 percent.

Adjusted EBITDA in Tenet’s hospital segment was $345 million, a decrease of $1 million or 0.3 percent as compared to $346 million in the second quarter of 2017. Key items impacting the year-over-year comparison in Adjusted EBITDA include: (i) a $63 million increase in California Provider Fee revenue, (ii) a $41 million decline in EBITDA due to divestitures; (iii) a $23 million gain in the second quarter of 2017, primarily from the sale of the Company’s home health and hospice assets, which was recorded as a reduction to the Company’s other operating expenses, and (iv) a $6 million decline in electronic health record incentives. After normalizing for these items, Adjusted EBITDA in the hospital segment increased by $6 million, or approximately 2 percent.

Tenet’s health plan business recognized no revenue and $1 million of Adjusted EBITDA in the second quarter of 2018 versus $25 million of revenue and negative $19 million of Adjusted EBITDA in the second quarter of 2017. The revenue and expenses associated with the Company’s health plan operations are included in Tenet’s consolidated statements of operations; however, the results are excluded from Adjusted EBITDA in both periods.

Selected operating expenses in the hospital segment, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased 2.2 percent on a per adjusted admission basis in the second quarter of 2018 or just 1.5 percent after normalizing for the aforementioned $23 million gain in the 2017 period.

Exchanges

Tenet’s same-hospital exchange outpatient visits increased 0.6 percent to 51,845 in the second quarter of 2018. Same-hospital exchange admissions were 4,725 in the second quarter of 2018, down 5.6 percent from the second quarter of 2017.

Ambulatory Care Segment

During the second quarter of 2018, the Ambulatory segment produced net operating revenues of $531 million, representing an increase of 12.5 percent as compared to $472 million in the second quarter of 2017. In addition, the Ambulatory segment generated Adjusted EBITDA of $198 million, up 20.7 percent from $164 million in the second quarter of 2017 and Adjusted EBITDA less facility-level noncontrolling interest was $128 million, up 20.8 percent from $106 million in the second quarter of 2017.

The results of many of the facilities in which the Ambulatory segment has an investment are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities. On a same-facility system-wide basis, revenue in the Ambulatory segment increased 6.9 percent, with cases increasing 4.3 percent and revenue per case increasing 2.4 percent. In the surgical business, which represents the majority of the revenue in the Ambulatory segment, same-facility system-wide revenue grew 6.6 percent, with cases up 3.4 percent and revenue per case up 3.1 percent, reflecting growth in higher-acuity surgical procedures. In the non-surgical business, same-facility system-wide revenue grew 13.6 percent, with visits up 5.8 percent and revenue per visit up 7.4 percent.

Conifer Segment

During the second quarter of 2018, as a result of divestiture activity at Tenet and other customers, Conifer’s revenue decreased 3.5 percent to $386 million, down from $400 million in the second quarter of 2017. Revenue from third party customers was down 1.2 percent to $242 million. Conifer’s revenue in the second quarter of 2018 included $7 million of contract termination fees from two health systems that acquired hospitals from Tenet and another Conifer customer and subsequently decided to insource revenue cycle management.

Conifer generated $91 million of Adjusted EBITDA in the second quarter of 2018, up 51.7 percent from $60 million in the second quarter of 2017. After normalizing for the aforementioned $7 million of contract termination fee revenue and $3 million of incentive revenue from customers in the second quarter of 2018, Adjusted EBITDA grew by 35 percent, primarily driven by improvements in Conifer’s cost structure.

Net Income and Earnings Per Share

Tenet reported net income from continuing operations available to Tenet common shareholders of $24 million, or $0.23 per diluted share, in the second quarter of 2018 compared to a net loss of $56 million, or $0.56 per diluted share, in the second quarter of 2017.

As shown on Table #2 at the end of this release, net income from continuing operations available to Tenet common shareholders of $24 million included: (i) $30 million of pre-tax impairment and restructuring charges, including $9 million of employee severance, $4 million of impairment charges to write-down assets held for sale in the United Kingdom to their estimated fair value, $4 million of contract and lease termination fees, and $13 million of other items; (ii) $13 million of pre-tax litigation and investigation costs; (iii) $8 million of pre-tax net gains on sales, consolidation and deconsolidation of facilities, primarily related to a $12 million pre-tax gain on the sale of Des Peres Hospital offset by $4 million of other items, and, (iv) other offsetting items. These items collectively lowered pre-tax income by $35 million, after-tax income by $27 million and diluted earnings per share by $0.26.

After adjusting for the items listed above and on Table #2, Tenet produced Adjusted net income from continuing operations available to Tenet common shareholders of $51 million, or $0.49 per diluted share, during the second quarter of 2018, as compared to an Adjusted net loss from continuing operations attributable to Tenet common shareholders of $17 million, or $0.17 per diluted share, in the second quarter of 2017.

A reconciliation of GAAP net income available (loss attributable) to Tenet common shareholders to Adjusted net income available (loss attributable) from continuing operations and Adjusted diluted earnings (loss) per share from continuing operations is contained in Table #2 at the end of this release.

Cash Flow and Liquidity

Cash and cash equivalents were $403 million at June 30, 2018 compared to $974 million at March 31, 2017. The Company had no outstanding borrowings on its $1 billion credit line as of June 30,

2018. Accounts receivable days outstanding from continuing operations were 55.1 at June 30, 2018 compared to 54.3 at March 31, 2018 and 55.8 at December 31, 2017.

Net cash provided by operating activities was $461 in the first half of 2018, representing a $60 million increase compared to $401 million in the first half of 2017. After subtracting $268 million and $348 million of capital expenditures in the first half of 2018 and 2017, respectively, Free Cash Flow was $193 million in the first half of 2018, an increase of $140 million compared to $53 million in the first half of 2017. Adjusted Free Cash Flow was $259 million in the first half of 2018, representing a $142 million increase from $117 million in the first half of 2017.

Net cash provided by investing activities was $225 million in the first half of 2018 compared to $308 million of net cash used in investing activities in the first half of 2017. The 2018 period included $624 million of proceeds from the sales of facilities, long-term investments and other assets, primarily from the sale of the Company’s two hospitals in the Philadelphia area, MacNeal Hospital, Des Peres Hospital, and the Company’s minority interests in four Dallas-area hospitals. The 2018 period also included $126 million of purchases of businesses, joint ventures and equity investments, primarily related to USPI’s acquisition program.

Net cash used in financing activities was $894 million in the first half of 2018 compared to $334 million of net cash used in financing activities in the first half of 2017. The 2018 period included $642 million in purchases of noncontrolling interests, including approximately $630 million in the second quarter of 2018 to increase Tenet’s ownership in USPI to 95 percent, and $78 million of debt retirement through open market purchases.

Reconciliations of net cash provided by operating activities to both Free Cash Flow and Adjusted Free Cash Flow are contained in Table #3 at the end of this release.

Outlook

The Company’s Outlook for 2018 includes:

•	Revenue of $17.9 billion to $18.3 billion,

•	Net income from continuing operations available to Tenet common shareholders of $115 million to $186 million,

•	Adjusted EBITDA of $2.550 billion to $2.650 billion,

•	Net cash provided by operating activities of $1.220 billion to $1.525 billion,

•	Adjusted Free Cash Flow of $725 million to $925 million,

•	Diluted earnings per share from continuing operations of $1.11 to $1.79, and

•	Adjusted diluted earnings per share from continuing operations of $1.54 to $1.88.

The Outlook for 2018 assumes equity in earnings of unconsolidated affiliates of $160 million to $170 million, net income available to noncontrolling interests of $390 million to $410 million and an average diluted share count of 104 million.

The Company’s Outlook for the third quarter of 2018 includes:

•	Revenue of $4.300 billion to $4.500 billion,

•	Net income available (loss attributable) from continuing operations to Tenet common shareholders ranging from a loss of $10 million to income of $5 million,

•	Adjusted EBITDA of $575 million to $625 million,

•	Diluted earnings per share from continuing operations ranging from a loss of $0.10 to earnings of $0.05, and

•	Adjusted diluted earnings per share from continuing operations ranging from $0.10 to $0.24.

The Outlook for the third quarter assumes equity in earnings of unconsolidated affiliates of $40 million to $45 million, net income available to noncontrolling interests of $90 million to $100 million, and an average diluted share count of 104 million.

Additional details on Tenet’s Outlook for both the third quarter and calendar year 2018 are available in Tables #4, #5 and #6 at the end of this press release and in an accompanying slide presentation that is accessible through the Company’s website at www.tenethealth.com/investors.

Management’s Webcast Discussion of Second Quarter Results

Tenet management will discuss the Company’s second quarter 2018 results on a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on August 7, 2018. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors. A set of slides, which will be referred to on the conference call, is available on the Quarterly Results section of the Company’s website.

Additional information regarding Tenet’s quarterly results of operations is contained in its Form 10-Q report for the period ended June 30, 2018, which will be filed with the Securities and Exchange Commission and posted on the Company’s website.

This press release includes certain non-GAAP measures, such as Adjusted EBITDA, Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, Adjusted diluted earnings (loss) per share from continuing operations, Free Cash Flow and Adjusted Free Cash Flow. Reconciliations of these measures to the most comparable GAAP measures are contained in the tables at the end of this release.

Tenet Healthcare Corporation is a diversified healthcare services company with approximately 115,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the Company operates general acute care and specialty hospitals, ambulatory surgery centers, urgent care centers and other outpatient facilities in the United States and the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms "THC", "Tenet Healthcare Corporation", "the Company", "we", "us" or "our" refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.
# # #

Investor Contact Brendan Strong 469-893-6992 investorrelations@tenethealth.com	Media Contact Lesley Bogdanow 469-893-2640 mediarelations@tenethealth.com

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “estimate,” “intend,” “plan,” “project” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2017, and subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

Tenet uses its Company website to provide important information to investors about the Company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended June 30,
	2018	%	2017	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts			$5,173
Less: Provision for doubtful accounts			371
Net operating revenues	$4,506	100.0%	4,802	100.0%	(6.2)%
Equity in earnings of unconsolidated affiliates	39	0.9%	28	0.6%	39.3%
Operating expenses:
Salaries, wages and benefits	2,135	47.4%	2,346	48.9%	(9.0)%
Supplies	748	16.6%	780	16.2%	(4.1)%
Other operating expenses, net	1,027	22.8%	1,159	24.1%	(11.4)%
Electronic health record incentives	—	—%	(6)	(0.1)%	(100.0)%
Depreciation and amortization	194	4.3%	222	4.6%
Impairment and restructuring charges, and acquisition-related costs	30	0.7%	41	0.9%
Litigation and investigation costs	13	0.3%	1	0.0%
Net gains on sales, consolidation and deconsolidation of facilities	(8)	(0.2)%	(23)	(0.5)%
Operating income	406	9.0%	310	6.5%
Interest expense	(254)		(260)
Other non-operating expense, net	(1)		(5)
Loss from early extinguishment of debt	(1)		(26)
Income from continuing operations, before income taxes	150		19
Income tax benefit (expense)	(44)		12
Income from continuing operations, before discontinued operations	106		31
Discontinued operations:
Income from operations	2		2
Income tax benefit (expense)	—		(1)
Income from discontinued operations	2		1
Net income	108		32
Less: Net income available to noncontrolling interests	82		87
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$26		$(55)
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$24		$(56)
Income from discontinued operations, net of tax	2		1
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$26		$(55)
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.23		$(0.56)
Discontinued operations	0.02		0.01
	$0.25		$(0.55)
Diluted
Continuing operations	$0.23		$(0.56)
Discontinued operations	0.02		0.01
	$0.25		$(0.55)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	102,147		100,612
Diluted*	104,177		100,612

*Had we generated income from continuing operations in the three months ended June 30, 2017 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 682 thousand shares.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Six Months Ended June 30,
	2018	%	2017	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts			$10,369
Less: Provision for doubtful accounts			754
Net operating revenues	$9,205	100.0%	9,615	100.0%	(4.3)%
Equity in earnings of unconsolidated affiliates	64	0.7%	57	0.6%	12.3%
Operating expenses:
Salaries, wages and benefits	4,362	47.5%	4,726	49.2%	(7.7)%
Supplies	1,522	16.5%	1,545	16.1%	(1.5)%
Other operating expenses, net	2,087	22.7%	2,346	24.4%	(11.0)%
Electronic health record incentives	(1)	—%	(7)	(0.1)%	(85.7)%
Depreciation and amortization	398	4.3%	443	4.6%
Impairment and restructuring charges, and acquisition-related costs	77	0.8%	74	0.8%
Litigation and investigation costs	19	0.2%	6	0.1%
Net gains on sales, consolidation and deconsolidation of facilities	(118)	(1.3)%	(38)	(0.4)%
Operating income	923	10.0%	577	6.0%
Interest expense	(509)		(518)
Other non-operating expense, net	(2)		(10)
Loss from early extinguishment of debt	(2)		(26)
Income from continuing operations, before income taxes	410		23
Income tax benefit (expense)	(114)		45
Income from continuing operations, before discontinued operations	296		68
Discontinued operations:
Income (loss) from operations	3		—
Income tax benefit (expense)	—		—
Income (loss) from discontinued operations	3		—
Net income	299		68
Less: Net income available to noncontrolling interests	174		176
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$125		$(108)
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$122		$(108)
Income (loss) from discontinued operations, net of tax	3		—
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$125		$(108)
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$1.20		$(1.08)
Discontinued operations	0.03		—
	$1.23		$(1.08)
Diluted
Continuing operations	$1.18		$(1.08)
Discontinued operations	0.03		—
	$1.21		$(1.08)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	101,770		100,306
Diluted*	103,416		100,306

*Had we generated income from continuing operations in the six months ended June 30, 2017 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 766 thousand shares.

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Dollars in millions)	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$403	$611
Accounts receivable, less allowance for doubtful accounts	2,483	2,616
Inventories of supplies, at cost	298	289
Income tax receivable	28	5
Assets held for sale	452	1,017
Other current assets	1,041	1,035
Total current assets	4,705	5,573
Investments and other assets	1,416	1,543
Deferred income taxes	348	455
Property and equipment, at cost, less accumulated depreciation and amortization	6,863	7,030
Goodwill	7,218	7,018
Other intangible assets, at cost, less accumulated amortization	1,793	1,766
Total assets	$22,343	$23,385

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$663	$146
Accounts payable	1,047	1,175
Accrued compensation and benefits	711	848
Professional and general liability reserves	230	200
Accrued interest payable	243	256
Liabilities held for sale	393	480
Other current liabilities	1,067	1,227
Total current liabilities	4,354	4,332
Long-term debt, net of current portion	14,204	14,791
Professional and general liability reserves	630	654
Defined benefit plan obligations	515	536
Deferred income taxes	36	36
Other long-term liabilities	599	631
Total liabilities	20,338	20,980
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	1,429	1,866
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,722	4,859
Accumulated other comprehensive loss	(243)	(204)
Accumulated deficit	(2,222)	(2,390)
Common stock in treasury, at cost	(2,418)	(2,419)
Total shareholders’ equity (deficit)	(154)	(147)
Noncontrolling interests	730	686
Total equity	576	539
Total liabilities and equity	$22,343	$23,385

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Six Months Ended
(Dollars in millions)	June 30,
	2018	2017
Net income	$299	$68
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	398	443
Provision for doubtful accounts	—	754
Deferred income tax expense (benefit)	108	(81)
Stock-based compensation expense	20	29
Impairment and restructuring charges, and acquisition-related costs	77	74
Litigation and investigation costs	19	6
Net gains on sales, consolidation and deconsolidation of facilities	(118)	(38)
Loss from early extinguishment of debt	2	26
Equity in earnings of unconsolidated affiliates, net of distributions received	10	4
Amortization of debt discount and debt issuance costs	22	22
Pre-tax income from discontinued operations	(3)	—
Other items, net	(1)	(25)
Changes in cash from operating assets and liabilities:
Accounts receivable	(13)	(673)
Inventories and other current assets	144	160
Income taxes	(18)	(7)
Accounts payable, accrued expenses and other current liabilities	(371)	(345)
Other long-term liabilities	(48)	48
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(63)	(62)
Net cash used in operating activities from discontinued operations, excluding income taxes	(3)	(2)
Net cash provided by operating activities	461	401
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(268)	(348)
Purchases of businesses or joint venture interests, net of cash acquired	(89)	(26)
Proceeds from sales of facilities and other assets	481	74
Proceeds from sales of marketable securities, long-term investments and other assets	143	16
Purchases of equity investments	(37)	(2)
Other long-term assets	3	(12)
Other items, net	(8)	(10)
Net cash provided by (used in) investing activities	225	(308)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(360)	(100)
Proceeds from borrowings under credit facility	360	100
Repayments of other borrowings	(161)	(1,029)
Proceeds from other borrowings	14	837
Debt issuance costs	—	(29)
Distributions paid to noncontrolling interests	(140)	(123)
Proceeds from sale of noncontrolling interests	7	14
Purchases of noncontrolling interests	(642)	(5)
Proceeds from exercise of stock options and employee stock purchase plan	14	3
Other items, net	14	(2)
Net cash used in financing activities	(894)	(334)
Net decrease in cash and cash equivalents	(208)	(241)
Cash and cash equivalents at beginning of period	611	716
Cash and cash equivalents at end of period	$403	$475
Supplemental disclosures:
Interest paid, net of capitalized interest	$(501)	$(468)
Income tax refunds (payments), net	$(21)	$(44)

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day	Three Months Ended June 30,				Six Months Ended June 30,
and per adjusted patient admission amounts)	2018	2017	Change		2018	2017	Change

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	68	76	(8)	*	68	76	(8)	*
Total admissions	168,453	190,394	(11.5)%		350,759	387,301	(9.4)%
Adjusted patient admissions	306,063	342,439	(10.6)%		626,931	689,589	(9.1)%
Paying admissions (excludes charity and uninsured)	158,216	179,889	(12.0)%		330,706	366,537	(9.8)%
Charity and uninsured admissions	10,237	10,505	(2.6)%		20,053	20,764	(3.4)%
Admissions through emergency department	115,036	121,807	(5.6)%		240,112	248,280	(3.3)%
Paying admissions as a percentage of total admissions	93.9%	94.5%	(0.6)%	*	94.3%	94.6%	(0.3)%	*
Charity and uninsured admissions as a percentage of total admissions	6.1%	5.5%	0.6%	*	5.7%	5.4%	0.3%	*
Emergency department admissions as a percentage of total admissions	68.3%	64.0%	4.3%	*	68.5%	64.1%	4.4%	*
Surgeries — inpatient	46,274	52,083	(11.2)%		93,497	103,883	(10.0)%
Surgeries — outpatient	63,805	71,366	(10.6)%		126,813	140,970	(10.0)%
Total surgeries	110,079	123,449	(10.8)%		220,310	244,853	(10.0)%
Patient days — total	766,519	874,930	(12.4)%		1,625,167	1,798,269	(9.6)%
Adjusted patient days	1,373,480	1,552,302	(11.5)%		2,859,619	3,156,000	(9.4)%
Average length of stay (days)	4.55	4.60	(1.1)%		4.63	4.64	(0.2)%
Licensed beds (at end of period)	18,314	20,435	(10.4)%		18,314	20,435	(10.4)%
Average licensed beds	18,362	20,435	(10.1)%		18,523	20,437	(9.4)%
Utilization of licensed beds	45.9%	47.0%	(1.1)%	*	48.5%	48.6%	(0.1)%	*
Outpatient Visits
Total visits	1,749,847	1,981,848	(11.7)%		3,592,386	4,021,790	(10.7)%
Paying visits (excludes charity and uninsured)	1,633,372	1,849,697	(11.7)%		3,359,348	3,757,909	(10.6)%
Charity and uninsured visits	116,475	132,151	(11.9)%		233,038	263,881	(11.7)%
Emergency department visits	643,036	724,785	(11.3)%		1,340,037	1,457,836	(8.1)%
Paying visits as a percentage of total visits	93.3%	93.3%	—%	*	93.5%	93.4%	0.1%	*
Charity and uninsured visits as a percentage of total visits	6.7%	6.7%	—%	*	6.5%	6.6%	(0.1)%	*
Total emergency department admissions and visits	758,072	846,592	(10.5)%		1,580,149	1,706,116	(7.4)%
Revenues
Net patient revenues(3)	$3,443	$3,719	(7.4)%		$7,086	$7,447	(4.8)%
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(3) per adjusted patient admission	$11,249	$10,860	3.6%		$11,303	$10,799	4.7%
Net patient revenue(3) per adjusted patient day	$2,507	$2,396	4.6%		$2,478	$2,360	5.0%
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,619	$10,394	2.2%		$10,590	$10,342	2.4%
Net Patient Revenues(3) from:
Medicare	20.4%	22.0%	(1.6)%	*	20.9%	22.6%	(1.7)%	*
Medicaid	9.1%	7.5%	1.6%	*	9.0%	7.4%	1.6%	*
Managed care	66.0%	65.9%	0.1%	*	65.5%	65.6%	(0.1)%	*
Self-pay	0.2%	0.5%	(0.3)%	*	0.6%	0.4%	0.2%	*
Indemnity and other	4.3%	4.1%	0.2%	*	4.0%	4.0%	—%	*

(1) Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.
(2) Excludes operating expenses from Tenet's health plans.
(3) Less implicit price concessions and provision for doubtful accounts.
* This change is the difference between the 2018 and 2017 amounts shown.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day	Three Months Ended June 30,			Six Months Ended June 30,
and per adjusted patient admission amounts)	2018	2017	Change	2018	2017	Change

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	68	68	—	68	68	—	*
Total admissions	168,135	172,048	(2.3)%	346,324	349,672	(1.0)%
Adjusted patient admissions	305,541	306,278	(0.2)%	617,838	616,415	0.2%
Paying admissions (excludes charity and uninsured)	157,904	162,630	(2.9)%	326,458	331,153	(1.4)%
Charity and uninsured admissions	10,231	9,418	8.6%	19,866	18,519	7.3%
Admissions through emergency department	114,945	110,486	4.0%	237,867	225,253	5.6%
Paying admissions as a percentage of total admissions	93.9%	94.5%	(0.6)%	94.3%	94.7%	(0.4)%	*
Charity and uninsured admissions as a percentage of total admissions	6.1%	5.5%	0.6%	5.7%	5.3%	0.4%	*
Emergency department admissions as a percentage of total admissions	68.4%	64.2%	4.2%	68.7%	64.4%	4.3%	*
Surgeries — inpatient	46,057	47,288	(2.6)%	91,997	94,188	(2.3)%
Surgeries — outpatient	63,615	63,642	—%	124,664	125,754	(0.9)%
Total surgeries	109,672	110,930	(1.1)%	216,661	219,942	(1.5)%
Patient days — total	765,659	792,160	(3.3)%	1,606,445	1,625,921	(1.2)%
Adjusted patient days	1,372,048	1,390,154	(1.3)%	2,820,404	2,824,012	(0.1)%
Average length of stay (days)	4.55	4.60	(1.1)%	4.64	4.65	(0.2)%
Licensed beds (at end of period)	17,946	17,980	(0.2)%	17,946	17,980	(0.2)%
Average licensed beds	17,946	17,980	(0.2)%	17,946	17,972	(0.1)%
Utilization of licensed beds	46.9%	48.4%	(1.5)%	49.5%	50.0%	(0.5)%	*
Outpatient Visits
Total visits	1,748,312	1,766,625	(1.0)%	3,542,213	3,577,426	(1.0)%
Paying visits (excludes charity and uninsured)	1,631,963	1,652,532	(1.2)%	3,312,212	3,351,449	(1.2)%
Charity and uninsured visits	116,349	114,093	2.0%	230,001	225,977	1.8%
Emergency department visits	642,623	645,803	(0.5)%	1,325,226	1,296,580	2.2%
Paying visits as a percentage of total visits	93.3%	93.5%	(0.2)%	93.5%	93.7%	(0.2)%	*
Charity and uninsured visits as a percentage of total visits	6.7%	6.5%	0.2%	6.5%	6.3%	0.2%	*
Total emergency department admissions and visits	757,568	756,289	0.2%	1,563,093	1,521,833	2.7%
Revenues
Net patient revenues(2)	$3,432	$3,325	3.2%	$7,002	$6,668	5.0%
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(2) per adjusted patient admission	$11,233	$10,856	3.5%	$11,333	$10,817	4.8%
Net patient revenue(2) per adjusted patient day	$2,501	$2,392	4.6%	$2,483	$2,361	5.2%
Net Patient Revenues(2) from:
Medicare	20.4%	22.3%	(1.9)%	20.8%	22.9%	(2.1)%	*
Medicaid	9.1%	7.1%	2.0%	9.0%	7.1%	1.9%	*
Managed care	66.1%	65.8%	0.3%	65.5%	65.4%	0.1%	*
Self-pay	0.1%	0.6%	(0.5)%	0.7%	0.5%	0.2%	*
Indemnity and other	4.3%	4.2%	0.1%	4.0%	4.1%	(0.1)%	*

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 68 hospitals operated throughout the six months ended June 30, 2018 and 2017 and associated outpatient facilities, but excludes the results of hospitals Tenet divested since January 1, 2017.
(2) Less implicit price concessions and provision for doubtful accounts.
* This change is the difference between the 2018 and 2017 amounts shown.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended		Six Months Ended
	3/31/2018	6/30/2018	6/30/2018
Net operating revenues	$4,699	$4,506	$9,205
Equity in earnings of unconsolidated affiliates	25	39	64
Operating expenses:
Salaries, wages and benefits	2,227	2,135	4,362
Supplies	774	748	1,522
Other operating expenses, net	1,060	1,027	2,087
Electronic health record incentives	(1)	—	(1)
Depreciation and amortization	204	194	398
Impairment and restructuring charges, and acquisition-related costs	47	30	77
Litigation and investigation costs	6	13	19
Net gains on sales, consolidation and deconsolidation of facilities	(110)	(8)	(118)
Operating income	517	406	923
Interest expense	(255)	(254)	(509)
Other non-operating expense, net	(1)	(1)	(2)
Loss from early extinguishment of debt	(1)	(1)	(2)
Income from continuing operations, before income taxes	260	150	410
Income tax expense	(70)	(44)	(114)
Income from continuing operations, before discontinued operations	190	106	296
Discontinued operations:
Income from operations	1	2	3
Income tax benefit (expense)	—	—	—
Income from discontinued operations	1	2	3
Net income	191	108	299
Less: Net income available to noncontrolling interests	92	82	174
Net income available to Tenet Healthcare Corporation common shareholders	$99	$26	$125
Amounts available to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$98	$24	$122
Income from discontinued operations, net of tax	1	2	3
Net income available to Tenet Healthcare Corporation common shareholders	$99	$26	$125
Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.97	$0.23	$1.20
Discontinued operations	0.01	0.02	0.03
	$0.98	$0.25	$1.23
Diluted
Continuing operations	$0.95	$0.23	1.18
Discontinued operations	0.01	0.02	$0.03
	$0.96	$0.25	$1.21
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	101,392	102,147	101,770
Diluted	102,656	104,177	103,416

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended				Year Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	12/31/2017
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$5,196	$5,173	$4,941	$5,303	$20,613
Less: Provision for doubtful accounts	383	371	355	325	1,434
Net operating revenues	4,813	4,802	4,586	4,978	19,179
Equity in earnings of unconsolidated affiliates	29	28	38	49	144
Operating expenses:
Salaries, wages and benefits	2,380	2,346	2,264	2,284	9,274
Supplies	765	780	740	800	3,085
Other operating expenses, net	1,187	1,159	1,120	1,104	4,570
Electronic health record incentives	(1)	(6)	(1)	(1)	(9)
Depreciation and amortization	221	222	219	208	870
Impairment and restructuring charges, and acquisition-related costs	33	41	329	138	541
Litigation and investigation costs	5	1	6	11	23
Net gains on sales, consolidation and deconsolidation of facilities	(15)	(23)	(104)	(2)	(144)
Operating income	267	310	51	485	1,113
Interest expense	(258)	(260)	(257)	(253)	(1,028)
Other non-operating expense, net	(5)	(5)	(4)	(8)	(22)
Loss from early extinguishment of debt	—	(26)	(138)	—	(164)
Income (loss) from continuing operations, before income taxes	4	19	(348)	224	(101)
Income tax benefit (expense)	33	12	60	(324)	(219)
Income (loss) from continuing operations, before discontinued operations	37	31	(288)	(100)	(320)
Discontinued operations:
Income (loss) from operations	(2)	2	(1)	1	—
Income tax benefit (expense)	1	(1)	—	—	—
Income (loss) from discontinued operations	(1)	1	(1)	1	—
Net income (loss)	36	32	(289)	(99)	(320)
Less: Net income available to noncontrolling interests	89	87	78	130	384
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(53)	$(55)	$(367)	$(229)	$(704)
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Loss from continuing operations, net of tax	$(52)	$(56)	$(366)	$(230)	$(704)
Income (loss) from discontinued operations, net of tax	(1)	1	(1)	1	—
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(53)	$(55)	$(367)	$(229)	$(704)
Earnings available (loss attributable) per share to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.52)	$(0.56)	$(3.63)	$(2.28)	$(7.00)
Discontinued operations	(0.01)	0.01	(0.01)	0.01	—
	$(0.53)	$(0.55)	$(3.64)	$(2.27)	$(7.00)
Diluted
Continuing operations	$(0.52)	$(0.56)	$(3.63)	$(2.28)	$(7.00)
Discontinued operations	(0.01)	0.01	(0.01)	0.01	—
	$(0.53)	$(0.55)	$(3.64)	$(2.27)	$(7.00)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	100,000	100,612	100,812	100,945	100,592
Diluted	100,000	100,612	100,812	100,945	100,592

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended		Six Months Ended
	3/31/2018	6/30/2018	06/30/2018

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	69	68	68
Total admissions	182,306	168,453	350,759
Adjusted patient admissions	320,868	306,063	626,931
Paying admissions (excludes charity and uninsured)	172,490	158,216	330,706
Charity and uninsured admissions	9,816	10,237	20,053
Admissions through emergency department	125,076	115,036	240,112
Paying admissions as a percentage of total admissions	94.6%	93.9%	94.3%
Charity and uninsured admissions as a percentage of total admissions	5.4%	6.1%	5.7%
Emergency department admissions as a percentage of total admissions	68.6%	68.3%	68.5%
Surgeries — inpatient	47,223	46,274	93,497
Surgeries — outpatient	63,008	63,805	126,813
Total surgeries	110,231	110,079	220,310
Patient days — total	858,648	766,519	1,625,167
Adjusted patient days	1,486,139	1,373,480	2,859,619
Average length of stay (days)	4.71	4.55	4.63
Licensed beds (at end of period)	18,457	18,314	18,314
Average licensed beds	18,685	18,362	18,523
Utilization of licensed beds	51.1%	45.9%	48.5%
Outpatient Visits
Total visits	1,842,539	1,749,847	3,592,386
Paying visits (excludes charity and uninsured)	1,725,976	1,633,372	3,359,348
Charity and uninsured visits	116,563	116,475	233,038
Emergency department visits	697,001	643,036	1,340,037
Paying visits as a percentage of total visits	93.7%	93.3%	93.5%
Charity and uninsured visits as a percentage of total visits	6.3%	6.7%	6.5%
Total emergency department admissions and visits	822,077	758,072	1,580,149
Revenues
Net patient revenues(3)	$3,643	$3,443	$7,086
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(3) per adjusted patient admission	$11,354	$11,249	$11,303
Net patient revenue(3) per adjusted patient day	$2,451	$2,507	$2,478
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,561	$10,619	$10,590
Net Patient Revenues(3) from:
Medicare	21.5%	20.4%	20.9%
Medicaid	8.8%	9.1%	9.0%
Managed care	65.0%	66.0%	65.5%
Self-pay	1.0%	0.2%	0.6%
Indemnity and other	3.7%	4.3%	4.0%

(1)	Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.

(2)	Excludes operating expenses from Tenet's health plans.
(3) Less implicit price concessions and provision for doubtful accounts.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended				Year Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	12/31/2017

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	76	76	73	72	72
Total admissions	196,907	190,394	185,389	186,185	758,875
Adjusted patient admissions	347,150	342,439	332,035	332,642	1,354,266
Paying admissions (excludes charity and uninsured)	186,648	179,889	174,803	176,158	717,498
Charity and uninsured admissions	10,259	10,505	10,586	10,027	41,377
Admissions through emergency department	126,473	121,807	120,493	123,887	492,660
Paying admissions as a percentage of total admissions	94.8%	94.5%	94.3%	94.6%	94.5%
Charity and uninsured admissions as a percentage of total admissions	5.2%	5.5%	5.7%	5.4%	5.5%
Emergency department admissions as a percentage of total admissions	64.2%	64.0%	65.0%	66.5%	64.9%
Surgeries — inpatient	51,800	52,083	50,939	50,292	205,114
Surgeries — outpatient	69,604	71,366	67,321	68,604	276,895
Total surgeries	121,404	123,449	118,260	118,896	482,009
Patient days — total	923,339	874,930	853,059	857,728	3,509,056
Adjusted patient days	1,603,698	1,552,302	1,502,831	1,505,130	6,163,961
Average length of stay (days)	4.69	4.60	4.60	4.61	4.62
Licensed beds (at end of period)	20,439	20,435	19,433	19,141	19,141
Average licensed beds	20,440	20,435	19,783	19,320	19,995
Utilization of licensed beds	50.2%	47.0%	46.9%	48.3%	48.1%
Outpatient Visits
Total visits	2,039,942	1,981,848	1,867,471	1,901,864	7,791,125
Paying visits (excludes charity and uninsured)	1,908,212	1,849,697	1,741,815	1,777,790	7,277,514
Charity and uninsured visits	131,730	132,151	125,656	124,074	513,611
Emergency department visits	733,051	724,785	685,096	711,268	2,854,200
Paying visits as a percentage of total visits	93.5%	93.3%	93.3%	93.5%	93.4%
Charity and uninsured visits as a percentage of total visits	6.5%	6.7%	6.7%	6.5%	6.6%
Total emergency department admissions and visits	859,524	846,592	805,589	835,155	3,346,860
Revenues
Net patient revenues(3)	$3,728	$3,719	$3,522	$3,860	$14,829
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(3) per adjusted patient admission	$10,739	$10,860	$10,607	$11,604	$10,950
Net patient revenue(3) per adjusted patient day	$2,325	$2,396	$2,344	$2,565	$2,406
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,288	$10,394	$10,367	$10,492	$10,384
Net Patient Revenues(3) from:
Medicare	23.1%	22.0%	22.0%	20.4%	21.9%
Medicaid	7.4%	7.5%	7.1%	12.9%	8.8%
Managed care	65.2%	65.9%	66.1%	61.5%	64.6%
Self-pay	0.3%	0.5%	0.3%	1.3%	0.6%
Indemnity and other	4.0%	4.1%	4.5%	3.9%	4.1%

(1)	Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.

(2)	Excludes operating expenses from Tenet's health plans.
(3) Less implicit price concessions and provision for doubtful accounts.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended		Six Months Ended
	3/31/2018	6/30/2018	6/30/2018

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	68	68	68
Total admissions	178,189	168,135	346,324
Adjusted patient admissions	312,297	305,541	617,838
Paying admissions (excludes charity and uninsured)	168,554	157,904	326,458
Charity and uninsured admissions	9,635	10,231	19,866
Admissions through emergency department	122,922	114,945	237,867
Paying admissions as a percentage of total admissions	94.6%	93.9%	94.3%
Charity and uninsured admissions as a percentage of total admissions	5.4%	6.1%	5.7%
Emergency department admissions as a percentage of total admissions	69.0%	68.4%	68.7%
Surgeries — inpatient	45,940	46,057	91,997
Surgeries — outpatient	61,049	63,615	124,664
Total surgeries	106,989	109,672	216,661
Patient days — total	840,786	765,659	1,606,445
Adjusted patient days	1,448,356	1,372,048	2,820,404
Average length of stay (days)	4.72	4.55	4.64
Licensed beds (at end of period)	17,946	17,946	17,946
Average licensed beds	17,946	17,946	17,946
Utilization of licensed beds	52.1%	46.9%	49.5%
Outpatient Visits
Total visits	1,793,901	1,748,312	3,542,213
Paying visits (excludes charity and uninsured)	1,680,249	1,631,963	3,312,212
Charity and uninsured visits	113,652	116,349	230,001
Emergency department visits	682,603	642,623	1,325,226
Paying visits as a percentage of total visits	93.7%	93.3%	93.5%
Charity and uninsured visits as a percentage of total visits	6.3%	6.7%	6.5%
Total emergency department admissions and visits	805,525	757,568	1,563,093
Revenues
Net patient revenues(2)	$3,570	$3,432	$7,002
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(2) per adjusted patient admission	$11,431	$11,233	$11,333
Net patient revenue(2) per adjusted patient day	$2,465	$2,501	$2,483
Net Patient Revenues(2) from:
Medicare	21.3%	20.4%	20.8%
Medicaid	8.8%	9.1%	9.0%
Managed care	64.9%	66.1%	65.5%
Self-pay	1.3%	0.1%	0.7%
Indemnity and other	3.7%	4.3%	4.0%

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 68 hospitals operated throughout the six months ended June 30, 2018 and 2017 and associated outpatient facilities, but excludes the results of hospitals Tenet divested since January 1, 2017.
(2) Less implicit price concessions and provision for doubtful accounts.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended				Year Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	12/31/2017

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	68	68	68	68	68
Total admissions	177,624	172,048	171,766	175,152	696,590
Adjusted patient admissions	310,137	306,278	305,300	310,485	1,232,200
Paying admissions (excludes charity and uninsured)	168,523	162,630	161,743	165,400	658,296
Charity and uninsured admissions	9,101	9,418	10,023	9,752	38,294
Admissions through emergency department	114,767	110,486	112,210	116,901	454,364
Paying admissions as a percentage of total admissions	94.9%	94.5%	94.2%	94.4%	94.5%
Charity and uninsured admissions as a percentage of total admissions	5.1%	5.5%	5.8%	5.6%	5.5%
Emergency department admissions as a percentage of total admissions	64.6%	64.2%	65.3%	66.7%	65.2%
Surgeries — inpatient	46,900	47,288	47,315	47,350	188,853
Surgeries — outpatient	62,112	63,642	61,562	63,410	250,726
Total surgeries	109,012	110,930	108,877	110,760	439,579
Patient days — total	833,761	792,160	789,040	805,567	3,220,528
Adjusted patient days	1,433,858	1,390,154	1,379,096	1,402,038	5,605,146
Average length of stay (days)	4.69	4.60	4.59	4.60	4.62
Licensed beds (at end of period)	17,964	17,980	18,006	17,946	17,946
Average licensed beds	17,964	17,980	18,007	17,970	17,980
Utilization of licensed beds	51.6%	48.4%	47.6%	48.7%	49.1%
Outpatient Visits
Total visits	1,810,801	1,766,625	1,715,650	1,771,336	7,064,412
Paying visits (excludes charity and uninsured)	1,698,917	1,652,532	1,600,195	1,653,581	6,605,225
Charity and uninsured visits	111,884	114,093	115,455	117,755	459,187
Emergency department visits	650,777	645,803	627,415	659,617	2,583,612
Paying visits as a percentage of total visits	93.8%	93.5%	93.3%	93.4%	93.5%
Charity and uninsured visits as a percentage of total visits	6.2%	6.5%	6.7%	6.6%	6.5%
Total emergency department admissions and visits	765,544	756,289	739,625	776,518	3,037,976
Revenues
Net patient revenues(2)	$3,343	$3,325	$3,237	$3,609	$13,514
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(2) per adjusted patient admission	$10,780	$10,856	$10,603	$11,624	$10,967
Net patient revenue(2) per adjusted patient day	$2,331	$2,392	$2,347	$2,574	$2,411
Net Patient Revenues(2) from:
Medicare	23.5%	22.3%	21.9%	20.3%	21.9%
Medicaid	7.0%	7.1%	6.8%	13.2%	8.7%
Managed care	65.0%	65.8%	66.1%	61.0%	64.4%
Self-pay	0.3%	0.6%	0.3%	1.5%	0.7%
Indemnity and other	4.2%	4.2%	4.9%	4.0%	4.3%

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 68 hospitals operated throughout the six months ended June 30, 2018 and 2017 and associated outpatient facilities, but excludes the results of hospitals Tenet divested since January 1, 2017.
(2) Less implicit price concessions and provision for doubtful accounts.

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

(Dollars in millions)			June 30,	December 31,
			2018	2017
Assets
Hospital Operations and other			$15,396	$16,466
Ambulatory Care			5,865	5,822
Conifer			1,082	1,097
Total			$22,343	$23,385

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Capital expenditures:
Hospital Operations and other	$108	$136	$228	$319
Ambulatory Care	13	10	28	21
Conifer	4	4	12	8
Total	$125	$150	$268	$348

Net operating revenues:
Hospital Operations and other total prior to inter-segment eliminations(1)	$3,733	$4,085	$7,680	$8,200
Ambulatory Care	531	472	1,029	927
Conifer
Tenet	144	155	294	314
Other customers	242	245	496	488
Total Conifer revenues	386	400	790	802
Inter-segment eliminations	(144)	(155)	(294)	(314)
Total	$4,506	$4,802	$9,205	$9,615

Equity in earnings of unconsolidated affiliates:
Hospital Operations and other	$6	$(2)	$4	$—
Ambulatory Care	33	30	60	57
Total	$39	$28	$64	$57

Adjusted EBITDA:
Hospital Operations and other(2)	$345	$346	$747	$655
Ambulatory Care	198	164	363	317
Conifer	91	60	189	125
Total	$634	$570	$1,299	$1,097

Depreciation and amortization:
Hospital Operations and other	$164	$188	$339	$375
Ambulatory Care	17	22	34	44
Conifer	13	12	25	24
Total	$194	$222	$398	$443

(1)
Hospital Operations and other revenues includes health plan revenues of less than $1 million and $6 million for the three and six months ended June 30, 2018, respectively and $25 million and $90 million for the three and six months ended June 30, 2017, respectively.

(2)
Hospital Operations and other Adjusted EBITDA excludes health plan EBITDA of $1 million and less than $1 million for the three and six months ended June 30, 2018, respectively, and $(19) million and $(35) million for the three and six months ended June 30, 2017, respectively.

TENET HEALTHCARE CORPORATION
STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT
(Unaudited)

(Dollars in millions)	Three Months Ended June 30,
	2018		2017

	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts			$483	$499
Less: Provision for doubtful accounts			(11)	(10)
Net operating revenues(1)	$531	$547	472	489
Equity in earnings of unconsolidated affiliates(2)	33	—	30	—
Operating expenses:
Salaries, wages and benefits	165	134	153	116
Supplies	106	144	96	129
Other operating expenses, net	95	114	89	100
Depreciation and amortization	17	17	22	16
Impairment and restructuring charges, and acquisition-related costs	6	—	3	1
Net gains on sales, consolidation and deconsolidation of facilities	—	—	—	—
Operating income	175	138	139	127
Interest expense	(37)	(5)	(39)	(5)
Other	1	1	2	—
Net income from continuing operations, before income taxes	139	134	102	122
Income tax expense	(18)	(2)	(20)	(2)
Net income	121	$132	82	$120
Less: Net income available to noncontrolling interests	75		67
Net income available to Tenet Healthcare Corporation common shareholders	$46		$15
Equity in earnings of unconsolidated affiliates		$33		$30

(1)
On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 6.9% during the three months ended June 30, 2018, with cases increasing 4.3% and revenue per case increasing 2.4%.

(2)
At June 30, 2018, 110 of the 342 facilities in the Company’s Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 232 facilities and account for these investments as consolidated subsidiaries.

TENET HEALTHCARE CORPORATION
STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT
(Unaudited)

(Dollars in millions)	Six Months Ended June 30,
	2018		2017

	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts			$945	$974
Less: Provision for doubtful accounts			(18)	(20)
Net operating revenues(1)	$1,029	$1,040	927	954
Equity in earnings of unconsolidated affiliates(2)	60	—	57	—
Operating expenses:
Salaries, wages and benefits	327	254	303	230
Supplies	212	274	190	250
Other operating expenses, net	187	219	174	197
Depreciation and amortization	34	33	44	32
Impairment and restructuring charges, and acquisition-related costs	7	—	8	1
Net gains on sales, consolidation and deconsolidation of facilities	(1)	—	(7)	—
Operating income	323	260	272	244
Interest expense	(73)	(10)	(74)	(11)
Other	3	1	3	—
Net income from continuing operations, before income taxes	253	251	201	233
Income tax expense	(33)	(4)	(38)	(4)
Net income	220	$247	163	$229
Less: Net income available to noncontrolling interests	139	—	133
Net income available to Tenet Healthcare Corporation common shareholders	$81	—	$30
Equity in earnings of unconsolidated affiliates		$60		$57

(1)
On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 4.8% during the six months ended June 30, 2018, with cases increasing 3.8% and revenue per case increasing 1.0%.

(2)
At June 30, 2018, 110 of the 342 facilities in the Company’s Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 232 facilities and account for these investments as consolidated subsidiaries.

Non-GAAP Financial Measures
Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation (costs) benefit, net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested operations and closed businesses (i.e., the Company’s health plan businesses). Litigation and investigation costs do not include ordinary course of business malpractice and other litigation and related expense.
Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) net income (loss) from discontinued operations, (2) impairment and restructuring charges, and acquisition-related costs, (3) litigation and investigation costs, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) gain (loss) from early extinguishment of debt, (6) income (loss) from divested operations and closed businesses, and (7) the associated impact of these items on taxes and noncontrolling interests. Adjusted diluted earnings (loss) per share from continuing operations, a non-GAAP term, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders divided by the weighted average primary or diluted shares outstanding in the reporting period.
Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment from continuing operations.
Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations. Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which utilize similar non-GAAP measures in their presentations. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
We use, and we believe investors and analysts use, Free Cash Flow and Adjusted Free Cash Flow as supplemental measures to analyze cash flows generated from our operations because we believe it is useful to investors in evaluating our ability to fund distributions paid to noncontrolling interests, acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in our financial statements, they do not provide a complete measure of our operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
A reconciliation of net income available (loss attributable) to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, to Adjusted EBITDA is set forth in Table #1 below for each quarter in 2017 and 2018. A reconciliation of net income available (loss attributable) to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, to Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders is set forth in Table #2 below for each quarter in 2017 and 2018. A reconciliation of net cash provided by operating activities, the most comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow is set forth in Table #3 below for each quarter in 2017 and 2018.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA for 2018
(Unaudited)

(Dollars in millions)	2018
	1st Qtr	2nd Qtr	YTD
Net income available to Tenet Healthcare Corporation common shareholders	$99	$26	$125
Less: Net income available to noncontrolling interests	(92)	(82)	(174)
Income from discontinued operations, net of tax	1	2	3
Income from continuing operations	190	106	296
Income tax expense	(70)	(44)	(114)
Loss from early extinguishment of debt	(1)	(1)	(2)
Other non-operating expense, net	(1)	(1)	(2)
Interest expense	(255)	(254)	(509)
Operating income	517	406	923
Litigation and investigation costs	(6)	(13)	(19)
Net gains on sales, consolidation and deconsolidation of facilities	110	8	118
Impairment and restructuring charges, and acquisition-related costs	(47)	(30)	(77)
Depreciation and amortization	(204)	(194)	(398)
Gain (loss) from divested and closed businesses	(1)	1	—
Adjusted EBITDA	$665	$634	$1,299

Net operating revenues	$4,699	$4,506	$9,205
Less: Net operating revenues from health plans	6	—	6
Adjusted net operating revenues	$4,693	$4,506	$9,199

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	2.1%	0.6%	1.4%
Adjusted EBITDA as a % of adjusted net operating revenues (Adjusted EBITDA margin)	14.2%	14.1%	14.1%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA for 2017
(Unaudited)

(Dollars in millions)	2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(53)	$(55)	$(367)	$(229)	$(704)
Less: Net income available to noncontrolling interests	(89)	(87)	(78)	(130)	(384)
Income (loss) from discontinued operations, net of tax	(1)	1	(1)	1	—
Income (loss) from continuing operations	37	31	(288)	(100)	(320)
Income tax benefit (expense)	33	12	60	(324)	(219)
Loss from early extinguishment of debt	—	(26)	(138)	—	(164)
Other non-operating expense, net	(5)	(5)	(4)	(8)	(22)
Interest expense	(258)	(260)	(257)	(253)	(1,028)
Operating income	267	310	51	485	1,113
Litigation and investigation costs	(5)	(1)	(6)	(11)	(23)
Net gains on sales, consolidation and deconsolidation of facilities	15	23	104	2	144
Impairment and restructuring charges, and acquisition-related costs	(33)	(41)	(329)	(138)	(541)
Depreciation and amortization	(221)	(222)	(219)	(208)	(870)
Loss from divested and closed businesses	(16)	(19)	(6)	—	(41)
Adjusted EBITDA	$527	$570	$507	$840	$2,444

Net operating revenues	$4,813	$4,802	$4,586	$4,978	$19,179
Less: Net operating revenues from health plans	65	25	10	10	110
Adjusted net operating revenues	$4,748	$4,777	$4,576	$4,968	$19,069

Net loss attributable to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	(1.1)%	(1.1)%	(8.0)%	(4.6)%	(3.7)%
Adjusted EBITDA as a % of adjusted net operating revenues (Adjusted EBITDA margin)	11.1%	11.9%	11.1%	16.9%	12.8%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliation of Net Income Available (Loss Attributable) to
Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders for 2018
(Unaudited)

(Dollars in millions except per share amounts)	2018
	1st Qtr	2nd Qtr	YTD
Net income available to Tenet Healthcare Corporation common shareholders	$99	$26	$125
Net income from discontinued operations	1	$2	3
Net income from continuing operations	98	24	122
Less: Impairment and restructuring charges, and acquisition-related costs	(47)	(30)	(77)
Litigation and investigation costs	(6)	(13)	(19)
Net gains on sales, consolidation and deconsolidation of facilities	110	8	118
Loss from early extinguishment of debt	(1)	(1)	(2)
Income (loss) from divested and closed businesses	(1)	1	—
Tax impact of above items	(16)	8	(8)
Adjusted net income available from continuing operations to common shareholders	$59	$51	$110

Diluted earnings per share from continuing operations	$0.95	$0.23	$1.18
Less: Impairment and restructuring charges, and acquisition-related costs	(0.46)	(0.29)	(0.75)
Litigation and investigation costs	(0.06)	(0.12)	(0.18)
Net gains on sales, consolidation and deconsolidation of facilities	1.08	0.07	1.15
Loss from early extinguishment of debt	(0.01)	(0.01)	(0.02)
Loss from divested and closed businesses	(0.01)	0.01	—
Tax impact of above items	(0.16)	0.08	(0.08)
Adjusted diluted earnings per share from continuing operations	$0.57	$0.49	$1.06

Weighted average basic shares outstanding (in thousands)	101,392	102,147	101,770
Weighted average dilutive shares outstanding (in thousands)	102,656	104,177	103,416

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliation of Net Loss Attributable to
Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available (Loss Attributable) from Continuing Operations to Common Shareholders for 2017
(Unaudited)

(Dollars in millions except per share amounts)	2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(53)	$(55)	$(367)	$(229)	$(704)
Net income (loss) from discontinued operations	(1)	$1	(1)	1	—
Net loss from continuing operations	(52)	(56)	(366)	(230)	(704)
Less: Impairment and restructuring charges, and acquisition-related costs	(33)	(41)	(329)	(138)	(541)
Litigation and investigation costs	(5)	(1)	(6)	(11)	(23)
Net gains on sales, consolidation and deconsolidation of facilities	15	23	104	2	144
Loss from early extinguishment of debt	—	(26)	(138)	—	(164)
Loss from divested and closed businesses	(16)	(19)	(6)	—	(41)
Tax impact of above items	14	25	26	49	114
Tax reform adjustment	—	—	—	(252)	(252)
Noncontrolling interests impact of above items	—	—	—	(23)	(23)
Adjusted net income available (loss attributable) from continuing operations to common shareholders	$(27)	$(17)	$(17)	$143	$82

Diluted loss per share from continuing operation	$(0.52)	$(0.56)	$(3.63)	$(2.28)	$(7.00)
Less: Impairment and restructuring charges, and acquisition-related costs	(0.33)	(0.41)	(3.26)	(1.35)	(5.34)
Litigation and investigation costs	(0.05)	(0.01)	(0.06)	(0.11)	(0.23)
Net gains on sales, consolidation and deconsolidation of facilities	0.15	0.23	1.03	0.02	1.42
Loss from early extinguishment of debt	—	(0.26)	(1.37)	—	(1.62)
Loss from divested and closed businesses	(0.16)	(0.19)	(0.06)	—	(0.40)
Tax impact of above items	0.14	0.25	0.26	0.48	1.12
Tax reform adjustment	—	—	—	(2.47)	(2.49)
Noncontrolling interests impact of above items	—	—	—	(0.23)	(0.23)
Adjusted diluted earnings (loss) per share from continuing operations	$(0.27)	$(0.17)	$(0.17)	$1.40	$0.81

Weighted average basic shares outstanding (in thousands)	100,000	100,612	100,812	100,945	100,592
Weighted average dilutive shares outstanding (in thousands)	100,848	101,294	101,523	101,853	101,380

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided By Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	2018
	1st Qtr	2nd Qtr	YTD
Net cash provided by operating activities	$113	$348	$461
Purchases of property and equipment	(143)	(125)	(268)
Free cash flow	$(30)	$223	$193

Net cash provided by (used in) investing activities	$373	$(148)	$225
Net cash used in financing activities	$(123)	$(771)	$(894)

Net cash provided by operating activities	$113	$348	$461
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(33)	(30)	(63)
Net cash provided by (used in) operating activities from discontinued operations	(1)	(2)	(3)
Adjusted net cash provided by operating activities from continuing operations	147	380	527
Purchases of property and equipment	(143)	(125)	(268)
Adjusted free cash flow – continuing operations	$4	$255	$259

(Dollars in millions)	2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net cash provided by operating activities	$186	$215	$308	$491	$1,200
Purchases of property and equipment	(198)	(150)	(144)	(215)	(707)
Free cash flow	$(12)	$65	$164	$276	$493

Net cash provided by (used in) investing activities	$(189)	$(119)	$535	$(206)	$21
Net cash used in financing activities	$(141)	$(193)	$(889)	$(103)	$(1,326)

Net cash provided by operating activities	$186	$215	$308	$491	$1,200
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(24)	(38)	(26)	(37)	(125)
Net cash provided by (used in) operating activities from discontinued operations	2	(4)	(1)	(2)	(5)
Adjusted net cash provided by operating activities from continuing operations	208	257	335	530	1,330
Purchases of property and equipment	(198)	(150)	(144)	(215)	(707)
Adjusted free cash flow – continuing operations	$10	$107	$191	$315	$623

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliation of Outlook Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Q3 2018		2018
	Low	High	Low	High
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(15)	$5	$110	$186
Less: Net income available to noncontrolling interests	(90)	(100)	(390)	(410)
Net loss from discontinued operations, net of tax	(5)	—	(5)	—
Income tax expense	(30)	(35)	(196)	(215)
Interest expense	(245)	(255)	(1,010)	(1,020)
Loss from early extinguishment of debt(1)	—	—	(2)	(2)
Other non-operating expense, net	—	(5)	(5)	(10)
Net gains on sales, consolidation and deconsolidation of facilities(1)	—	—	118	118
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(2)	(25)	(15)	(150)	(100)
Depreciation and amortization	(195)	(205)	(790)	(810)
Loss from divested and closed businesses	—	(5)	(10)	(15)
Adjusted EBITDA	$575	$625	$2,550	$2,650

Income (loss) from continuing operations	$(10)	$5	$115	$186
Net operating revenues	$4,300	$4,500	$17,900	$18,300
Income (loss) from continuing operations as a % of operating revenues	(0.2)%	0.1%	0.6%	1.0%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	13.4%	13.9%	14.2%	14.5%

(1)
The Company does not generally forecast losses from the early extinguishment of debt or net gains (losses) on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook. The figures shown represent the Company's actual year-to-date results for these items.

(2)
The Company has provided an estimate of restructuring charges and related payments that it anticipates in 2018. The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliation of Outlook Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Q3 2018		2018
	Low	High	Low	High
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(15)	$5	$110	$186
Net loss from discontinued operations, net of tax	(5)	$—	(5)	—
Net income (loss) from continuing operations	(10)	5	115	186
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(25)	(15)	(150)	(100)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	118	118
Loss from early extinguishment of debt	—	—	(2)	(2)
Loss from divested and closed businesses	—	(5)	(10)	(15)
Tax impact of above items	5	—	(1)	(10)
Adjusted net income available from continuing operations to common shareholders	$10	$25	$160	$195

Diluted earnings (loss) per share from continuing operations	$(0.10)	$0.05	$1.11	$1.79
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.25)	(0.14)	(1.44)	(0.96)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	1.13	1.13
Loss from early extinguishment of debt	—	—	(0.02)	(0.02)
Loss from divested and closed businesses	—	(0.05)	(0.09)	(0.14)
Tax impact of above items	0.05	—	(0.01)	(0.10)
Adjusted diluted earnings per share from continuing operations	$0.10	$0.24	$1.54	$1.88

Weighted average basic shares outstanding (in thousands)	102,000	102,000	102,000	102,000
Weighted average dilutive shares outstanding (in thousands)	104,000	104,000	104,000	104,000

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliation of Outlook Net Cash Provided by Operating Activities to Outlook Adjusted Free Cash Flow from Continuing Operations

(Dollars in millions)	2018
	Low	High
Net cash provided by operating activities	$1,220	$1,525
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(125)	(75)
Net cash used in operating activities from discontinued operations	(5)	—
Adjusted net cash provided by operating activities – continuing operations	1,350	1,600
Purchases of property and equipment – continuing operations	(625)	(675)
Adjusted free cash flow – continuing operations(2)	$725	$925

(1)
The Company has provided an estimate of payments that it anticipates in 2018 related to restructuring charges. The Company does not generally forecast payments related to acquisition-related costs and litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items may be indeterminable at the time the Company provides its financial Outlook.

(2)
The Company's definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company's Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interests, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interests.